certification

Sreevatsan Rajagopalan, Principal Executive Officer/President, and Madeline Arment, Principal Financial Officer/Treasurer of XD Fund Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                        Principal Financial Officer/Treasurer

XD Fund Trust                                                        XD Fund Trust

/s/ Sreevatsan Rajagopalan                                      /s/ Madeline Arment

Sreevatsan Rajagopalan                                          Madeline Arment

Date: 6/7/24                                                            Date: 6/7/24

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to XD Fund Trust and will be retained by XD Fund Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.